Exhibit 10.85
MASTER SERVICES AGREEMENT
Between
STARTEK
And
CINGULAR WIRELESS LLC
For
CALL CENTER SERVICES SUPPORT
V.3
Agreement No: GAMSA-STAR081106-00
Effective Date:10/01/06
 * Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

2.	SCOPE OF AGREEMENT	5

DURING THE TERM OF THIS AGREEMENT, CINGULAR MAY AUTHORIZE STARTEK TO PERFORM WORK AS SPECIFIED IN A STATEMENT OF WORK (“SOW”) ISSUED BY CINGULAR TO STARTEK. STARTEK WILL BE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN EACH ORDER AND STARTEK WILL PERFORM THOSE SERVICES IN ACCORDANCE WITH THE TERMS OF THE ORDER AND THIS AGREEMENT. PRICING SHALL BE BASED ON THOSE RATES NEGOTIATED FOR EACH SOW.		5

3.	NON-EXCLUSIVE MARKET	5

4.	DEFINITIONS	5

5.	ACCESS	8

6.	AMENDMENTS AND WAIVERS	8

6.1 THIS AGREEMENT AND ANY SOW PLACED HEREUNDER MAY BE AMENDED OR MODIFIED ONLY BY A WRITTEN DOCUMENT SIGNED BY THE AUTHORIZED REPRESENTATIVE OF BOTH PARTIES; PROVIDED THAT THE PARTIES MAY, MUTUALLY AGREE UPON CHANGES TO THE SCOPE OF WORK VIA THE CHANGE PROCESS DEFINED IN EXHIBIT 5.		8

7.	ASSIGNMENT	8

8.	CALL FLOW AND SCRIPT APPROVAL	9

8.1 CINGULAR SHALL BE RESPONSIBLE FOR AND MUST APPROVE SCRIPTS, ORDER FORMS, AND REPORT FORMATS TO BE USED BY STARTEK FOR SERVICES PROVIDED PURSUANT TO THIS SOW. IF STARTEK DESIRES ANY CHANGES WHATSOEVER TO THE AFOREMENTIONED SCRIPTS, FORMS OR FORMATS, THEN STARTEK MUST OBTAIN CINGULAR’S PRIOR WRITTEN APPROVAL OF SUCH CHANGES		9

9.	CANCELLATION AND TERMINATION	9

10.	COMPLIANCE WITH LAWS	10

11.	CUMULATIVE REMEDIES	10

12.	CONFLICT OF INTEREST	11

13.	CONSTRUCTION AND INTERPRETATION	11

14.	DELIVERY, PERFORMANCE, AND ACCEPTANCE	11

16.	EMERGENCY SUPPORT SERVICE	12

17.	FORCE MAJEURE	13

18.	GOVERNING LAW	13

19.	INDEMNITY	13

20.	INDEPENDENT CONTRACTOR	14

21.	INFORMATION	15
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00

22.	INFRINGEMENT	15

23.	INSURANCE	16

25.	LICENSES AND PATENTS	18

26	LIMITATION OF LIABILITY	18

27.	M/WBE (AND APPENDICES)	18

28.	NON-INTERVENTION	19

33.	PREMISES VISITS	21

33.1. STARTEK SHALL ALLOW CINGULAR REPRESENTATIVES, AT NO CHARGE, TO INSPECT THE LOCATIONS WHERE SERVICES ARE PERFORMED FOLLOWING AT LEAST TWENTY-FOUR (24) HOURS PRIOR NOTICE TO STARTEK. SUCH INSPECTION SHALL INCLUDE, BUT IS NOT LIMITED TO THE OPPORTUNITY TO OBSERVE THE PERFORMANCE OF THE SERVICES AND INTERVIEW STARTEK CSR’S WHO PERFORM SERVICES FOR CINGULAR AS WELL AS TO ANSWER AND/OR MONITOR LIVE CALLS PROVIDED THIS ACTIVITY DOES NOT SIGNIFICANTLY INTERFERE WITH THE PRIMARY SERVICE ACTIVITY.		21

34.	PROGRAM MANAGEMENT	21

35.	PUBLICITY	22

36.	PURCHASES BY AFFILIATES	22

38.	RECORDS AND AUDITS	23

39.	RELEASES VOID	23

40.	REMOTE SILENT MONITORING	24

43.	RESPONSIBILITIES — CINGULAR	24

43.1 CINGULAR WILL DEVELOP, MAINTAIN AND UPDATE TRAINING MATERIALS FOR THE APPLICABLE SOW AND PROVIDE TO STARTEK. CINGULAR MAY REQUEST THAT STARTEK PROVIDE UPDATES TO THE TRAINING MATERIALS AT THE TRAINING CURRICULUM DEVELOPMENT RATE SET FORTH IN THE APPROPRIATE SOW AND SUBJECT TO EXHIBIT 5 OF THE AGREEMENT. CINGULAR IS ALSO RESPONSIBLE FOR THE SPECIFICATIONS. ONE COMPLETE SET OF ALL REQUIRED SOFTWARE, TECHNICAL NOTES, TECHNICAL DOCUMENTATION AND ALL ADDITIONAL TRAINING MATERIALS FOR ALL PRODUCTS, AND ALL UPDATES, UPGRADES AND REVISIONS (COLLECTIVELY THE “TRAINING MATERIALS”) THERETO WILL BE PROVIDED BY CINGULAR TO STARTEK. ALL SUCH MATERIALS SHALL REMAIN THE PROPERTY OF CINGULAR. ANY STARTEK MODIFICATION TO THE TRAINING MATERIALS MUST BE APPROVED BY CINGULAR AND SHALL BECOME PROPERTY OF CINGULAR.		24

44.	RESPONSIBILITIES — STARTEK	25

45.1 STARTEK SHALL CONDUCT A BACKGROUND CHECK FOR EACH INDIVIDUAL PROVIDING SERVICES TO CINGULAR TO IDENTIFY WHETHER THE INDIVIDUAL HAS BEEN CONVICTED OF A FELONY. STARTEK SHALL NOT ASSIGN TO CINGULAR’S PROJECT(S) ANYONE CONVICTED OF A FELONY OF ANY KIND, OR ANY MISDEMEANOR RELATING TO COMPUTER SECURITY, THEFT, VIOLENCE, OR FRAUD.		28
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00

45.2 STARTEK SHALL CONDUCT A DRUG SCREEN, AT CINGULAR’S EXPENSE, ON ALL INDIVIDUALS PROVIDING SERVICES TO CINGULAR. STARTEK SHALL NOT ASSIGN TO CINGULAR ANY PERSONNEL WHO FAIL THE DRUG SCREEN.		28

46.	SEVERABILITY	28

47.	SURVIVAL OF OBLIGATIONS	28

48.	STATEMENT OF WORK (SOW)	28

48.1 THIS AGREEMENT CONTEMPLATES THE FUTURE EXECUTION BY CINGULAR AND STARTEK OF ONE OR MORE WRITTEN SOW(S). BOTH PARTIES SHALL EXECUTE EACH SOW. THIS AGREEMENT AND ANY APPLICABLE SOW(S) SHALL COVER ALL TRANSACTIONS BETWEEN CINGULAR AND STARTEK DURING THE TERM OF THIS AGREEMENT UNLESS THE PARTIES AGREE OTHERWISE IN WRITING.		28

49.	TAXES	29

50.	TECHNICAL SUPPORT	30

51.	TERM OF AGREEMENT	30

52.	TRAINING	30

54.	WORKMANSHIP	33

55.	WORK DONE BY OTHERS	33
List of Exhibits (Listed in the Order in which they are attached to this Agreement)
•	Executive Orders and Federal Regulations Exhibit 1
•	Security Requirements Exhibit 2

•	Cingular Corporate Information Security Policy Compliance by Business Partners, Vendors, Contractors Exhibit 3
•	Monthly Scorecard Exhibit 4
•	Management Procedures for Change in Scope Exhibit 5
•	Daily Reports From Vendor Exhibit 6
•	Prime Supplier MBE/WBE/DVBE Participation Plan
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
1. Preamble and Effective Date
This Master Services Agreement (hereinafter “Agreement”), dated as of the 11th day of August, 2006 (the “Effective Date”) is made by and between Cingular Wireless LLC, a Delaware limited liability company, with its principal office located at 5565 Glenridge Connector, Atlanta, Georgia 30342, for the benefit of itself and its Affiliates (hereinafter “Cingular”), and StarTek USA, Inc., a Delaware corporation with its principal office located at 44 Cook Street, Denver, Colorado 80206 (hereinafter “StarTek”).
2. Scope of Agreement
During the term of this Agreement, Cingular may authorize StarTek to perform work as specified in a Statement of Work (“SOW”) issued by Cingular to StarTek. StarTek will be subject to the terms and conditions contained in each Order and StarTek will perform those services in accordance with the terms of the Order and this Agreement. Pricing shall be based on those rates negotiated for each SOW.
3. Non-Exclusive Market
It is expressly understood and agreed that this Agreement does not grant StarTek an exclusive privilege to provide to Cingular any or all Material and Services of the type described in this Agreement nor requires Cingular to purchase or license any Materials or Services. It is, therefore, understood that Cingular may contract with other manufacturers and StarTek for the procurement of comparable Services and that Cingular may itself perform the Services described here
4. Definitions.
4.1. “Affiliate” shall mean any entity which is owned or controlled by CINGULAR, or any partnership, joint venture, consortium or other such entity in which CINGULAR or its Affiliates have at least a forty percent (40%) ownership interest. In addition to the foregoing, for purposes of placing Orders with StarTek pursuant to Section 6, “Purchases by Affiliates” the term “Affiliate” shall also be deemed to include: (1) entities which own at least a forty percent (40%) ownership interest in Cingular as well as such entities’ wholly owned subsidiaries; and (2) any of seven (7) rural telephone companies who are assignees of portions of Cingular’s FCC license for MTA 006, pursuant to partitioning rights that were granted such companies as limited partners in BellSouth Carolinas PCS, L.P.
4.2 “Agreement” shall have the meaning specified in the section called “Entire Agreement.”
4.3 “Average Handle Time” is defined as the total time a CSR is in talk time plus after-call wrap time plus hold time divided by the number of calls taken by that CSR in the measured period of time.
4.4 “Billable Hour” The time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for Cingular. This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by Cingular. The Billable Hour does not include time for breaks, lunches, sick time, vacations, or Supplier sponsored events such as non-Cingular focus groups and non-Cingular development. Actual time in a Billable Hour for billing purposes is 60 minutes.
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PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
4.5 “Cancellation or Cancel” means the occurrence by which either party puts an end to this Agreement or SOW placed under this Agreement for breach by the other and its effect is the same as that of “Termination” and, except as otherwise provided for herein, the canceling party also retains any remedy for breach of the whole Agreement or any unperformed balance.
4.6 “Customer Service Representative” or “CSR” means a StarTek employee who is contacted by and speaks with Cingular’s customers either via telephone, email or on-line chat sessions on behalf of Cingular. A CSR provides support, answers questions and solves problems related to Cingular’s Products or Programs.
4.7 “Information” means all ideas, discoveries, concepts, know-how, trade secrets, techniques, designs, specifications, drawings, sketches, models, manuals, samples, tools, computer programs, technical information, and other confidential business, customer or personnel information or data, whether provided orally, in writing, or through electronic or other means.
4.8 “Laws” shall have the meaning specified in the section called “Compliance With Laws.”
4.9 “Liability” means all losses, damages, expenses, costs, penalties, fines, fees, including reasonable attorneys’ fees and expert witness fees arising from or incurred in connection with a claim or cause of action related to performance or omission of acts under this Agreement or any Order, including, but not limited to, claims or causes of actions brought by third parties.
4.10 “Like Sites” Those locations, both in sourced and outsourced, supporting same functions, and utilizing Seibel, Axys, Telegence, or CARE.
4.9 “Nesting” means the period after CSRs have completed the classroom training and are receiving inbound calls in the Production environment with mentoring and coaching.
4.10 “Occupancy” means the percentage of time the CSR is logged into CMS handling calls (any and all components of Average Handle Time) plus fifteen (15) minutes of closed key time per CSR/per day, compared to total time logged into CMS, and will be defined based on the CMS data elements as followings:
4.11 “Billable Hour” The time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for Cingular. This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by Cingular. The Billable Hour does not include time for breaks, lunches, sick time, vacations, or Supplier sponsored events such as non-Cingular focus groups and non-Cingular development. Actual time in a Billable Hour for billing purposes is 60 minutes.
4.12 “Product” or “Program” means Cingular’s wireless services and customer support services related thereto.
4.13 “Production” is defined as the mode when CSR’s, after successfully completing the proscribed new hire training program, are handling live calls from Cingular customers.
4.14 “Project” is defined as any effort for which a SOW is created in support of Cingular.
4.15 “Quality Assessment” is based upon the quality observations outlined in Section 56 of this Agreement. Total Quality Assessment score is the average of all observation scores performed within the performance period.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
4.16 “Service(s)” - means any and all labor or service provided in connection with this Agreement or an applicable Order, including but not limited to, consultation, engineering, installation, removal, maintenance, training, technical support, repair, and programming.
4.17 “Service Level” is defined as the percentage of Cingular’s Customers who will have access to a live CSR within the specified amount of time, as a percentage of total calls offered to StarTek’s ACD.
4.18 “Short Call Rate” “ shall mean calls, excluding the TDMA Line Group, which are less than twenty (20) seconds in length
4.19 “Specs” or “Specifications” mean (i) StarTek’s applicable specifications and descriptions, including any warranty statements, and (ii) Cingular’s requirements, specifications, and descriptions specified in, or attached to, this Agreement or an applicable Order, which shall control over an inconsistency with StarTek’s specifications and descriptions.
4.20 “Statement of Work” (“SOW”) means such memoranda or other written communications as may be delivered to StarTek for the purpose of ordering Services hereunder.
4.21 “Team Leader” means a StarTek employee of supervisory level.
4.22 “Termination” means the occurrence by which either party, pursuant to the provisions or powers of this Agreement or laws and regulations, puts an end to this Agreement and/or Orders placed under this Agreement other than for breach. On “Termination” all executory obligations are discharged, but any right based on breach of performance survives except as otherwise provided herein.
4.23 “User(s)” means Cingular and its authorized Third Parties, as well as each of their respective employees, agents, representatives and customers, if any, who use goods or services relating to, resulting from, or arising out of Products and/or Services provided by StarTek hereunder.
4.24 “Warm Transfer” is defined as the process of transferring a customer seeking information to the appropriate resource to assist the customer. During the call transfer, the transferring CSR will introduce the calling customer to the receiving CSR and provide a brief overview of the customer
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PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
5. Access
5.1 When appropriate, StarTek shall have reasonable access to Cingular’s premises during normal business hours and at such other times as may be agreed upon by the parties in order to enable StarTek to perform its obligations under this Agreement. StarTek shall coordinate such access with Cingular’s designated representative prior to visiting such premises. StarTek insures Cingular that only persons employed by StarTek or subcontracted by StarTek will be allowed to enter Cingular’s premises. If Cingular requests StarTek or its Subcontractor to discontinue furnishing any person provided by StarTek or its Subcontractor from performing work on Cingular’s premises, StarTek shall immediately comply with such request. Such person shall leave Cingular’s premises promptly and StarTek shall not furnish such person again to perform work on Cingular’s premises without Cingular’s written consent. The parties agree that, where required by governmental regulations, it will submit satisfactory clearance from the U.S. Department of Defense and/or other federal, state, or local authorities.
5.2 Cingular may require StarTek or its representatives, including employees and subcontractors, to exhibit identification credentials or sign a Nondisclosure Agreement which Cingular may issue in order to gain access to Cingular’s premises for the performance of Services. If, for any reason, any StarTek representative is no longer performing such Services, StarTek shall immediately inform Cingular. Notification shall be followed by the prompt delivery to Cingular of the identification credentials, if issued by Cingular, or a written statement of the reasons why said identification credentials cannot be returned.
5.3 StarTek shall insure that its representatives, including employees and subcontractors will, while on or off Cingular’s premises, perform Services which (i) conform to the Specifications, (ii) protect Cingular’s Material, buildings, and structures, (iii) do not interfere with Cingular’s business operations, and (iv) perform such Services with care and due regard for the safety, convenience, and protection of Cingular, its employees, and property and in full conformance with the policies specified in the Cingular Code of Conduct, which prohibits the possession of a weapon or an implement which can be used as a weapon.
5.4 StarTek shall be responsible for insuring that all persons furnished by StarTek work harmoniously with all others when on Cingular’s premises.
6. Amendments and Waivers
6.1 This Agreement and any SOW placed hereunder may be amended or modified only by a written document signed by the authorized representative of both parties; provided that the parties may, mutually agree upon changes to the scope of work via the change process defined in Exhibit 5.
7. Assignment
7.1 Cingular may assign this Agreement and its rights and may delegate its duties under this Agreement either in whole or in part, at any time and without StarTek’s consent, to any present or future Affiliate or successor company of Cingular. Cingular shall give StarTek written notice of such assignment or delegation. The assignment shall not affect nor diminish any rights or duties that StarTek or Cingular may then or thereafter have as to services ordered by Cingular before the effective date of the assignment. Written notice to the StarTek releases and discharges Cingular, to the extent of the assignment, from all further duties under this Agreement, except with respect to services that Cingular ordered before the effective date of the assignment.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
7.2 StarTek must have Cingular’s written consent before StarTek assigns or otherwise delegates any work it is to perform under this Agreement, in whole or in part, or assigns any of its rights, interests or obligations hereunder. StarTek shall deliver to Cingular written notice of StarTek’s intent to assign, at least thirty (30) days before assignment. Cingular shall consider void any assignment to which it has not consented, except where StarTek assigns its rights to receive monies pursuant to this Agreement. In such case, StarTek only needs to notify Cingular in writing. However, StarTek cannot assign monies due if StarTek tries to transfer to the assignee any of StarTek’s other rights or obligations hereunder. StarTek shall not make an assignment that prevents Cingular from dealing solely and directly with StarTek on all matters pertaining to this Agreement. Such matters include amending this Agreement and/or settling amounts due either party by the other hereunder.
8. Call Flow and Script Approval
8.1 Cingular shall be responsible for and must approve scripts, order forms, and report formats to be used by StarTek for Services provided pursuant to this SOW. If StarTek desires any changes whatsoever to the aforementioned scripts, forms or formats, then StarTek must obtain Cingular’s prior written approval of such changes
9. Cancellation and Termination
9.1 Cancellation
a. If either party fails to cure a material default under this Agreement or applicable SOW within thirty (30) days after written notice, then, in addition to all other rights and remedies, the party not in default may Cancel this Agreement and/or the SOW under which the default occurred. Notwithstanding anything else in this Agreement, if the material default is a breach of the Compliance With Laws Section of this Agreement, the party not in default may, upon providing written notice, Cancel the Agreement immediately. Additional provisions for Cancellation of SOW(s) hereunder are set forth in this Agreement.
b. If StarTek is the party in default, Cingular may Cancel any SOW which may be affected by StarTek’s default without any financial obligation or liability on the part of Cingular whatsoever, except to pay for the value of any Services retained by Cingular. If Cingular elects to reject any Services, StarTek promptly refund amounts, if any, previously paid by Cingular for such Services.
9.2 Termination
a. Cingular may Terminate the Agreement, or any SOW in whole or in part, without any charge, liability or obligation whatsoever, upon 90 day written notice to StarTek. In such event, or if StarTek Cancels this Agreement or SOW as a result of Cingular’s failure to cure a material default, Cingular shall pay StarTek its actual and direct costs incurred to provide the Material sand Services ordered by Cingular but no more than a percentage of the Services performed, less reimbursements. If requested, StarTek agrees to substantiate such costs with proof satisfactory to Cingular. In no event shall Cingular’s liability exceed the price of any Services Ordered hereunder. After the receipt of Cingular’s payment for any Services, StarTek shall delivery the physical embodiments, if any, of such Services. The foregoing statement states the entire liability of Cingular and StarTek’s sole remedy for Cingular’s Termination, or StarTek’s Cancellation for material default.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
9.3 Bankruptcy
a. In addition to all other rights or remedies provided for in this Agreement or by law, Cingular may immediately cancel this Agreement if: (1) StarTek becomes insolvent or makes a general assignment for the benefit of creditors; (2) StarTek admits in writing the inability to pay debts as they mature; (3) Any court appoints a trustee or receiver with respect to StarTek or any substantial part of StarTek’s assets; or (4) An action is taken by or against StarTek under any bankruptcy or insolvency laws or laws relating to the relief of debtors, including the Federal Bankruptcy Act.
9.4 Partial Cancellation and Termination
a. Where a provision of this Agreement or the applicable Laws permit Cingular to Terminate or Cancel a SOW, such Termination or Cancellation may, at Cingular’s option, be either complete or partial. In the case of a partial Termination or Cancellation Cingular may, at its option, accept a portion of the Materials or Services covered by a SOW and pay StarTek for such Materials or Services at the unit prices set forth in such SOW. The right to Cancel a SOW shall also include the right to Cancel any other related SOW.
9.5 Upon expiration, a Cingular Termination Without Cause or StarTek Cancellation For Cause (if requested by StarTek), of a SOW, Cingular and StarTek agree to honor the Full Call Volume Commitments during the notice period with a 3 month ramp down period to follow, where Cingular will provide to StarTek [*] of the Call Volume Commitment, respectively during the 3 month ramp down. Call Volume Commitment is defined as the average monthly volume over the preceding [*] prior to termination notification (but in no case less than any applicable minimum). Any difference between actual billings and the Call Volume Commitment shall be billed to and payable by Cingular.
10. Compliance with Laws
10.1 StarTek shall comply with all applicable federal, state, county, and local rules, including without limitation, all statutes, laws, ordinances, regulations and codes (“Laws”). StarTek’s obligation to comply with all Laws, include the procurement of permits, certificates, approvals, inspections, and licenses, when needed, in the performance of this Agreement. StarTek further agrees to comply with all applicable Executive and Federal regulations as set forth in “Executive Orders and Associated Regulations”, a copy of which is attached as the Executive Orders and Federal Regulations Exhibit and by this reference made a part of this Agreement. StarTek shall defend, indemnify, and hold Cingular harmless from and against any Liability that may be sustained by reason of StarTek’s failure to comply with this section.
11. Cumulative Remedies
11.1 Except as specifically identified as a party’s sole remedy, any rights of Cancellation, Termination, liquidated damages, or other remedies prescribed in this Agreement are cumulative and are not exclusive of any other remedies to which the injured party may be entitled. Neither party shall retain the benefit of inconsistent remedies.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
12. Conflict of Interest
12.1 StarTek represents and warrants that no officer, director, affiliate, employee, or agent of Cingular has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from StarTek or any of StarTek’s officers, directors, employees, or agents in connection with the obtaining, arranging, or negotiation of this Agreement or other documents entered into or executed in connection with this Agreement.
13. Construction and Interpretation
13.1 The language of this Agreement shall in all cases be construed simply, as a whole and in accordance with its fair meaning and not strictly for or against any party. The parties agree that this Agreement has been prepared jointly and has been the subject of arm’s length and careful negotiation. Each party has been given the opportunity to independently review this Agreement with legal counsel and other consultants, and each party has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions. Accordingly, in the event of an ambiguity in or dispute regarding the interpretation of this Agreement, the drafting of the language of this Agreement shall not be attributed to either party.
13.2 Article, section, or paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The use of the word “include” shall mean “includes, but is not limited to.” The singular use of words shall include the plural use and vice versa. Except as otherwise specified, StarTek’s price for Materials and Services includes the price for all related Materials or Services necessary for Cingular to use the Materials and/or Services for its intended purpose, as well as all other StarTek obligations under this Agreement. All obligations and rights of the parties are subject to modification as the parties may specifically provide in a SOW. “Services” and “Software” shall be treated as “goods” for purposes of applying the applicable Uniform Commercial Code. If there is an inconsistency or conflict between the terms in this Agreement and in a SOW, the terms in the SOW shall take precedence.
13.3 Whenever any party is entitled to interest under this Agreement, the amount of interest shall be determined using [*]% per annum, or the highest amount allowed by law, whichever is lower.
14. Delivery, Performance, and Acceptance
14.1 StarTek acknowledges the competitive telecommunications marketplace in which CINGULAR operates and understands Cingular’s business requires prompt provision of Services by the specified Delivery Dates. Therefore, the Parties agree that all dates for Services are firm, time is of the essence, and StarTek will complete such Delivery in strict conformance with the Specifications.
15. Disaster Recovery.
15.1 StarTek maintains, and will continue to maintain throughout the Term of this Agreement, a disaster recovery plan, a business continuity plan and off-site disaster recovery capabilities that permit StarTek to recover from a disaster and continue providing services to customers, including Cingular, within Cingular’s recovery time objective. StarTek shall provide Cingular with an executive summary or comprehensive description of the current disaster recovery program and which may be updated from time to time upon notice to Cingular. StarTek will test the operation and effectiveness of its disaster recovery plan at least annually. StarTek maintains, and will continue to maintain throughout the Term of this Agreement, a backup power supply system to guard against electrical outages. StarTek will provide Cingular an annual written report of all contingency tests, and, upon Cingular’s request, StarTek will permit Cingular to observe the performance of such contingency tests. At Cingular’s request StarTek will participate in Cingular contingency testing.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
15.2 StarTek shall advise the Cingular Contact and/or Vendor Manager when any Cingular-provided system is down for more than [*]. StarTek shall provide an escalation plan with mitigating action in the event of systems disruption to be approved by Cingular by Services launch.
15.3 StarTek will continue to provide the Services under this Agreement if Cingular relocates its operations to an interim or substitute facility or otherwise implements any of its internal disaster recovery plans.
15.4 Failure to comply with this Section constitutes a material breach of this Agreement.
16. Emergency Support Service
16.1 If any natural disaster or other emergency occurs whereby Service provided in connection with this Agreement is damaged and such condition materially affects Cingular’s ability to provide services to its subscribers, StarTek agrees, at Cingular’s request, to assist Cingular as follows:
a.	StarTek will locate backup or replacement Material and provide any necessary Service.
b.	If Material is available from StarTek’s stock, StarTek will ship replacement Material in manner specified by Cingular within [*] of receipt of Cingular’s request therefore.
c.	When Material required by Cingular is not available from stock for immediate shipment, StarTek agrees to pursue the following alternative courses of action:
1.	Assist Cingular in locating functionally equivalent substitute Material.
2.
If requested by Cingular, schedule the repair or new manufacture of Material on a priority basis. Cingular will indemnify StarTek for any financial obligations incurred by StarTek as a result of such priority efforts due to contractual obligations with third parties.

3.
Assist Cingular by providing field technical personnel to make temporary modifications and arrangements to mitigate the effects of out-of-service conditions. If requested, by Cingular, StarTek will document such efforts and associated charges.

16.2 StarTek will make available the individual whose title, phone number and location are listed below to provide assistance and information on a [*]
basis for all of its support service described above:
[Contact]
44 Cook Street
Denver, Colorado 80206
[Contact] Wireless, [Contact] Office
This obligation will survive the expiration, cancellation, or termination of this Agreement for four (4) years.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
17. Force Majeure
17.1 Neither party shall be deemed in default of this Agreement or any SOW to the extent that any delay or failure in the performance of its obligations results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, or strikes (“Force Majeure”).
17.2 If any Force Majeure condition affects StarTek’s ability to perform, StarTek shall give immediate notice to Cingular and Cingular may elect to either: (1) Terminate the affected SOW(s) or any part thereof, (2) suspend the affected SOW(s) or any part for the duration of the Force Majeure condition, with the option to obtain elsewhere Materials and Services to be furnished under such SOW(s) and deduct from any commitment under such SOW(s) the quantity of the Materials and Services obtained or for which commitments have been made elsewhere or (3) resume performance under such SOW(s) once the Force Majeure condition ceases, with an option in Cingular to extend any affected Delivery Date or performance date up to the length of time the Force Majeure condition endured. Unless Cingular gives written notice within thirty (30) days after being notified of the Force Majeure condition, option (2) shall be deemed selected.
18. Governing Law
18.1 THIS AGREEMENT AND PERFORMANCE HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA EXCLUSIVE OF ITS CHOICE OF LAWS PROVISIONS.
19. Indemnity
19.1 StarTek agrees to indemnify and hold Cingular harmless from any and all liabilities, causes of action, lawsuits, penalties, claims or demands (including the costs, expenses and reasonable attorneys’ fees on account thereof) that may be made by:
a. Anyone for injuries of any kind, including but not limited to personal injury, death, property damage and theft, resulting from StarTek’s negligent or willful acts or omissions or those of persons furnished by StarTek, its agents or subcontractors, or resulting from the use of StarTek’s Goods furnished hereunder or resulting from StarTek’s failure to perform its obligations hereunder. The indemnity covers, but is not limited to, claims of any alleged defect or shortcoming in the design, testing, manufacture, functioning, or use of the Goods, and claims based or including alleged failure to adequately or accurately describe or warn about risks of potential injury due to product design, testing, manufacture, functioning, or use of Goods. This indemnity covers all claims brought under common law or statute, including but not limited to strict tort liability, strict products liability, negligence, misrepresentation, or breach of warranty.
b. Any of either StarTek’s, its agent’s or subcontractor’s employees or former employees for which StarTek’s, its agents’ or subcontractors’ liability to such employee or former employee would otherwise be subject to payments under the Workers’ Compensation laws or an Employer’s Liability policy, premises liability principles or any other law or form of legal duty or obligation; and
c. Either StarTek’s, its agent’s or subcontractor’s employees or former employees for Applicants at StarTek’s job site, for any and all claims arising out of the employment relationship with respect to performing under this Agreement. This includes, but is not limited to employment discrimination charges and actions arising under Title VII of The Civil rights Act of 1964, as amended; The Equal pay Act; The Age Discrimination in Employment Act; as amended; The Rehabilitation Act; The Americans with Disabilities Act; The Fair Labor Standards Act; The National Labor Relations Act; and any other applicable law.
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Agreement Number: GAMSA-STAR081106-00
19.2 StarTek, at its own expense, shall defend Cingular, at Cingular’s request, against any such liability, cause of action, penalty, claim, demand, administrative proceeding or lawsuit, including any in which Cingular is named as an ‘employer” or “joint Employer” with StarTek. Cingular shall have the right to control and direct the defense of any such action. Cingular shall notify StarTek promptly of any written claims or demands against Cingular for which StarTek is responsible hereunder.
19.3 StarTek agrees to defend Cingular, at no cost or expense to Cingular, against any such Liability, claim, demand, suit or legal proceeding including those instigated by a third party to StarTek. Cingular agrees to notify StarTek within a reasonable time of any written claims or demands against Cingular for which StarTek is responsible. StarTek shall also (1) keep Cingular fully informed as to the progress of such defense, and (2) afford Cingular, at its own expense, an opportunity to participate with StarTek in the defense or settlement of any such claim.
19.4 The foregoing indemnity shall be in addition to any other indemnity obligations of StarTek set forth in this Agreement.
20. Independent Contractor
20.1 StarTek hereby represents and warrants to Cingular that:
a.	StarTek is engaged in an independent business and will perform all obligations under this Agreement as an independent contractor and not as the agent or employee of Cingular;
b.	StarTek’s personnel performing Services shall be considered solely the employees of StarTek and not employees or agents of Cingular;
c.
StarTek has and retains the right to exercise full control of and supervision over the performance of the Services and full control over the employment, direction, assignment, compensation, and discharge of all personnel performing the Services;

d.
StarTek is solely responsible for all matters relating to compensation and benefits of all StarTeks’ personnel who perform Services. This responsibility includes, but is not limited to, (1) timely payment of compensation and benefits, including, but not limited to, overtime, medical, dental, and any other benefit, and (2) all matters relating to compliance with all employer obligations to withhold employee taxes, pay employee and employer taxes, and file payroll tax returns and information returns under local, state, and federal income tax laws, unemployment compensation insurance and state disability insurance tax laws, and social security and Medicare tax laws, and all other payroll tax laws or similar laws (all collectively hereinafter referred to as “payroll tax obligations”) with respect to all StarTek personnel providing Services.

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Agreement Number: GAMSA-STAR081106-00
e.	StarTek will indemnify, defend, and hold Cingular harmless from all Liabilities, costs, expenses, and claims related to StarTek’s failure to comply with the immediately preceding paragraph.
21. Information
Information — Cingular
21.1 Any Information furnished to StarTek in connection with this Agreement, including Information provided under a separate Non Disclosure Agreement in connection with discussion prior to executing this Agreement, shall remain Cingular’s property. Unless such Information was previously known to StarTek free of any obligation to keep it confidential, or has been or is subsequently made public by Cingular or a third party, without violating a confidentiality obligation, it shall be kept confidential by StarTek, shall be used only in performing under this Agreement, and may not be used for other purposes except as may be agreed upon between StarTek and Cingular in writing. StarTek is granted no rights or license to such Information. All copies of such Information, in written, graphic or other tangible form, shall be returned to Cingular upon the earlier of (i) Cingular’s request or (ii) upon Termination, Cancellation, or expiration of this Agreement.
Information — StarTek
21.2 Any Information furnished to Cingular under this Agreement shall remain StarTek’s property. No Information furnished by StarTek to Cingular in connection with this Agreement shall be considered to be confidential or proprietary unless it is conspicuously marked as such. If StarTek provides Cingular with any proprietary or confidential Information which is conspicuously marked, Cingular shall use the same degree of care to prevent its disclosure to others as Cingular uses with respect to its own proprietary or confidential Information. Notwithstanding the preceding sentences, no installation, operations, repair, or maintenance Information of StarTek which pertains to the Services which are the subject of this Agreement shall be considered to be proprietary or confidential, and Cingular may disclose such Information to others for the purpose of installing, operating, repairing, replacing, removing, and maintaining the Material for which it was initially furnished.
22. Infringement
22.1 StarTek agrees to indemnify and hold Cingular harmless from and against any Liability, (including increased damages for willful infringement) that may result by reason of any infringement, or claim of infringement, of any trade secret, patent, trademark, copyright, or other proprietary interest of any third party based on the normal use or installation of any Services furnished to Cingular, except to the extent that such claim arises from StarTek’s compliance with Cingular’s detailed instructions. Such exception will not, however, include any infringement or claim of infringement based upon:
a.	products, software, or documentation which are available on the open market; or

b.	products, software, or documentation of StarTek’s origin, design or selection.
22.2 StarTek represents and warrants that it has made reasonable independent investigation to determine the legality of its right provide Services as specified in this Agreement.
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Agreement Number: GAMSA-STAR081106-00
22.3 If an injunction or order is obtained against Cingular’s use of any Service, or, if, in StarTek’s opinion, any Service is likely to become the subject of a claim of infringement, StarTek will, at its expense:
a.	Procure for Cingular the right to continue using the Service; or

b.	After consultation with Cingular, replace or modify the Service to make it a substantially similar, functionally equivalent, non-infringing Service.
22.4 If the Service is purchased or licensed and neither (a) or (b) above is possible, in addition to Cingular’s other rights, Cingular may cancel the applicable SOW and require StarTek to remove, or cause the removal and/or return of, such Material or Service from Cingular’s location and refund any charges paid by Cingular.
22.5 In no event will Cingular be liable to StarTek for any charges after the date that Cingular no longer uses any Service because of actual or claimed infringement.
22.6 StarTek agrees to defend or settle, at its own expense, any action or suit for which it is responsible under this section. Cingular agrees to notify StarTek promptly of any claim of infringement and cooperate in every reasonable way to facilitate the defense. StarTek shall afford Cingular, at its own expense, an opportunity to participate on an equal basis with StarTek in the defense or settlement of any such claim.
23. Insurance
23.1 Without limiting any other obligation or liability of StarTek under this Agreement, StarTek agrees that upon execution of this Agreement and through its entire effective period, StarTek shall procure and maintain insurance coverage, at its sole cost and expense, with limits and conditions not less than those specified below. If excess/umbrella liability policies are in place, they must follow the form of the underlying liability policy(s).
23.2 Comprehensive or Commercial General Liability Insurance, written on an occurrence form, including but not limited to premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, personal injury and advertising injury and liability assumed under an insured contract, with limits of at least $1,000,000 per occurrence and $2,000,000 general aggregate (combined single limit).
23.3 Worker’s Compensation Insurance with benefits afforded under the laws of the state in which the services are to be performed and Employers Liability insurance with minimum limits of $1,000,000 for Bodily Injury — each accident, $1,000,000 for Bodily Injury by disease — policy limit and $1,000,000 for Bodily Injury by disease — each employee.
23.4 Business Automobile Liability including g coverage for owned, hired, leased, rented and non-owned vehicles of $2,000,000 combined single limit bodily injury and property damage per occurrence.
23.5 Excess Liability (Umbrella) Insurance with a minimum limit of $5,000,000 per occurrence.
23.6 Professional Liability Insurance covering the effects of errors and omissions in the performance of professional duties with a minimum limit of $5,000,000, each occurrence and aggregate (if applicable) associated with work performed under this Agreement.
23.7 Prior to performing any work, StarTek must obtain the required minimum insurance and provide Certificate(s) of Insurance to Cingular showing coverage and limits not less that the minimum amounts shown herein. All policies of insurance shall contain a waiver of subrogation in favor of Cingular. Cingular must be listed as an additional insured under the primary and excess insurance policy(s), with the exception of Workers Compensation and Professional Liability. The minimum required insurance shall be written by a company licensed to do business in the state(s) where the work is to be performed at the time the policies are issued. Cingular requires that companies affording insurance coverage have an A-VII or better rating, as rated in the A.M. Best Key Ratings Guide for Property and Casualty Insurance Companies.
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Agreement Number: GAMSA-STAR081106-00
23.8 All certificates and policies shall include a provision whereby Cingular must be given thirty (30) days advance written notice of the insurer’s intention not to renew such policy(ies) or to cancel, replace or alter the same by reducing required coverage. Such policy shall be primary to any coverage Cingular may have, independent of this Agreement.
23.9 The StarTek shall also require all subcontractors performing work on the project or who may enter upon the work site to maintain the same insurance requirements listed above. Should the insurance policy limits be exhausted or should the StarTek fail to maintain the required insurance coverage’s, StarTek is still liable should a loss occur.
24. Invoices and Payment
24.1 Except as otherwise specified in an Order, StarTek shall render an invoice in duplicate, in arrears on a monthly basis or as otherwise agreed by the Parties. The invoice shall specify in detail (i) Services provided, (ii) associated fees, (iii) whether any item is taxable and the amount of tax per item, (iv) total amount due. The invoice shall also reference the SOW number. Cingular shall pay StarTek within forty-five (45) days of the date of receipt of the invoice in accordance with the prices set forth in this Agreement or in the applicable SOW. Payment for portions of any invoice disputed in good faith by Cingular may be withheld by Cingular until such nonconformance or dispute has been resolved. If Cingular disputes any invoice rendered or amount paid, Cingular shall so notify StarTek within twenty (20) days of date of invoice. The Parties shall use their best efforts to resolve invoicing and payment disputes expeditiously. Invoices received by Cingular more than one (1) year after the performance of Services are untimely and Cingular shall have no obligation to pay such invoices.
24.2 All claims for money due or to become due from Cingular will be subject to deduction by Cingular for any setoff counterclaim for money due or to become due from StarTek, whether under this Agreement or otherwise. StarTek shall pay any amount due to Cingular that is not so applied against StarTek’s invoices for any reason to Cingular within thirty (30) days after written demand by Cingular.
24.3 StarTek agrees to accept standard, commercial methods of payment and evidence of payment obligation including, but not limited to, credit card payments, purchasing card payments, Cingular’s purchase orders and electronic fund transfers in connection with the purchase of the Material and Services.
24.4 Invoices detailing production hours and training hours, which will include a reference to the Agreement and the number of this Order, shall be submitted to the Cingular Contact listed in each Order and are payable in accordance with the payment terms set forth in this Agreement.
24.5 Invoices will include detailed documentation including but not limited to aggregate hours logged via the ACD, hours logged, and indicator for training or production status. Upon request, StarTek shall provide the information listed herein with respect to a particular CSR.
24.6 Invoices must be detailed by Program/Region/Line of Business, accompanied by detailed backup in electronic format. Copies must be provided to respective Cingular Contacts listed in each SOW.
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Agreement Number: GAMSA-STAR081106-00
25. Licenses and Patents
25.1 No licenses express or implied, under any patents, copyrights, trademarks, or other intellectual property rights are granted by Cingular to StarTek under this Agreement.
26 Limitation of Liability
26.1 No Consequential Damages: Except as provided in Section 40.4, neither party will be liable to the other party or any third party for any indirect, consequential, incidental, special losses, or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform this Agreement regardless of whether such liability arises from breach of contract, tort, or any other theory of liability.
26.2 Limited to Direct Damages: Notwithstanding anything in this Agreement or otherwise to the contrary (except only as set forth herein in this Section 40), the sole and exclusive monetary recovery of StarTek and of Cingular against the other party hereto for any claim, loss or damages in any way related to, or arising out of, this Agreement or any Services provided or anticipated to be provided will be limited to such party’s actual, direct damages; provided further that Section 40.1 does not exclude such direct damages.
26.3 Liability Cap: The aggregate amount of all such damages that arise out of, or relate to, any and all events and occurrences during the Term will not under any circumstance exceed the following amount (“Cap Amount”): an amount equal to the product of [*] the average amount of the monthly fees actually paid by Cingular to StarTek under the affected SOW (excluding any charges and costs passed through by StarTek).
26.4 Exceptions to No Consequential Damages and Cap Amount: Neither the exclusion of consequential damages under Section 40.1 nor the Cap Amount under Section 40.3 will apply to or limit (a) the Indemnification obligations set forth in this Agreement, to the extent awarded to the third party claimant or agreed to in settlement by the Indemnitor and (b) either party’s liability for any claims of a breach of its Information obligations set forth in Section 24 of this Agreement (c) failure of either party to comply with Laws pursuant to Section 30 of this Agreement; or (d) damages directly resulting from either party’s gross negligence or willful misconduct. Nothing in this Agreement will preclude either party from seeking injunctive or other equitable relief in any court of competent jurisdiction, despite the parties’ agreement to arbitrate disputes. Instead, an annual enhanced liability cap (“Annual Enhanced Cap Amount”) in an amount equal to the lesser of (i) [*] paid [*] during the applicable year (excluding any charges and costs passed through by StarTek) or (ii) [*] will apply to such claims. Notwithstanding the foregoing, the Indemnification obligations for infringement claims shall not be subject to the Cap Amount, the Annual Enhanced Cap Amount, or the exclusion for consequential damages.
26.5 The limitations expressed in the immediately preceding paragraphs shall not apply to or limit Cingular’s liability for any claims for payment of the full invoiced amounts that might be due to StarTek or of any applicable minimum charges; and the limitations expressed in the immediately preceding sentence shall not preclude either party from seeking injunctive relief. Any cause of action or claim brought by either party against the other party for breach of this Agreement, for tortious conduct or for any other cause or claim, must be commenced within two (2) years after such cause or claim has accrued or shall thereafter be completely and forever barred.
27. M/WBE (and Appendices)
27.1 StarTek commits to goals for the participation of M/WBE and DVBE firms (as defined in the Section entitled “MBE/WBE/DVBE Cancellation Clause”) as follows: [*] annual MBE participation; [*] annual WBE participation; and [*] annual DVBE participation. These goals apply to all annual expenditures by any entity pursuant to this Agreement with StarTek.
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Agreement Number: GAMSA-STAR081106-00
27.2 StarTek MBE/WBE/DVBE participation may be achieved through cost of goods content, contract specific subcontracting or the use of value-added resellers. The participation levels identified above will be renegotiated to comply with any regulatory requirements imposed on CINGULAR.
27.3 Attached hereto and incorporated herein as Appendix 3.22(a) is StarTek’s completed Participation Plan outlining its M/WBE-DVBE goals and specific and detailed plans to achieve those goals. StarTek will submit an updated Participation Plan annually by the first week in January. StarTek will submit M/WBE-DVBE Results Reports quarterly by the end of the first week following the close of each quarter, using the form attached hereto and incorporated herein as Appendix 3.22(b). Participation Plans and Results Reports will be submitted to the Prime StarTek Results Manager.
28. Non-Intervention
28.1 In connection with the provision of Services by StarTek to Cingular, StarTek agrees not to influence, directly or indirectly, any regulatory, legislative, or judicial body so as to prevent, or delay the offering of Services by Cingular which utilize the Services supplied by StarTek.
29. Non-Solicitation
29.1 For the term of this Agreement and for twelve (12) months following the expiration, cancellation or termination of this Agreement or of any SOW, whichever is longer, neither party shall recruit or solicit for employment, without the prior written consent of the other party, any employee of the other party; provided, however, that either party may at any time, directly or indirectly, solicit and hire any employee of the other party after such employee is released or no longer employed by either party or terminates his employment with either party without the intention of accepting employment from the other party, and (2) hire any employee of the other party that responds to an indirect solicitation (e.g., through a newspaper or trade journal advertisement.
30. Notices
30.1 Except as otherwise provided in this Agreement, or an applicable SOW, all notices or other communications hereunder shall be deemed to have been duly given when made in writing and either 1) delivered in person, or 2) when received, if provided by facsimile transmission or by a recognized overnight courier or similar delivery service, or 3) when received, if deposited in the United States Mail, postage prepaid, return receipt requested, and addressed as follows:

To:	StarTek USA, Inc. 44 Cook Street Denver, Colorado 80206 Attn.: Regional VP FAX NO.: __________________

To:	Cingular WIRELESS LLC 5565 Glenridge Connector Atlanta, Georgia 30342 Attn.: Senior Contract Manager for StarTek’s Account FAX NO.:404-236-6233
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Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00

cc:	Cingular WIRELESS LLC 5565 Glenridge Connector Atlanta, Georgia 30342 Attn.: Chief Counsel, Supply Chain FAX NO.: 404-236-5575
The address to which notices or communications may be given by either party may be changed by written notice given by such party to the other pursuant to this paragraph entitled “Notices”.
31. Overdependence of StarTek
31.1 StarTek warrants to Cingular that as of the effective date of this Agreement StarTek has:
(1) no contractual obligations which would adversely affect StarTek’s capabilities to perform under this Agreement,
(2) is not involved in any litigation which would adversely affect StarTek’s ability to perform under this Agreement, and
(3) has all professional licenses which are required to perform under this Agreement.
31.2 Accordingly, and because Cingular has no way of ascertaining StarTek’s dependency on Cingular for revenues from sales in proportion to revenues from StarTek’s other customers, and in order to protect Cingular from a situation in which StarTek is overly dependent upon Cingular for said sales, StarTek agrees to release and hold harmless Cingular from any and all claims and liabilities relating to StarTek’s financial stability, which may result from Cingular’s termination of any SOW placed under this Agreement, and/or Cingular’s reduced purchases hereunder, for any reason whatsoever.
32 Ownership of Work Product
32.1 StarTek hereby agrees that Cingular shall own all rights, title and interest, including but not limited to copyright, patent, trademarks, trade secrets, and all other intellectual property rights in any and all software, technical information, specifications, drawings, records, documentation, creative works, concepts, residual knowledge or data, written, oral or otherwise arising out of, related to or resulting from this Agreement (“Work Product”).
32.2 StarTek hereby agrees that the Work Product is being developed as a “work made for hire”, provided the Work Product qualifies as such in accordance with the United States copyright laws. If, for any reason, StarTek is ever held or deemed to be the owner of any intellectual property rights set forth herein in the Work Product, then StarTek hereby irrevocably assigns to Cingular all such rights, title and interest and agrees to execute all documents necessary to implement and confirm the letter and intent of this section.
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Agreement Number: GAMSA-STAR081106-00
32.3 If StarTek or one or more of its employees, consultants, representatives, subcontractors or agents (collectively called “Associates”) first conceives, reduces to practice, makes or develops in the course of work performed under this Agreement, any inventions, discoveries or improvements (collectively called “Inventions”), StarTek hereby agrees to assign to Cingular all of StarTek’s and its Associates’ entire right, title and interest in and to such Inventions and any patents any country may grant thereon.
32.4The Work Product and Inventions are deemed to be Cingular’s Information hereunder and, except as permitted herein, shall not be used or disclosed by StarTek without Cingular’s prior written approval. If the Work Product or Inventions contains materials StarTek or others previously developed, patented or copyrighted and not developed hereunder, StarTek hereby grants Cingular an irrevocable, perpetual, world-wide, royalty-free license to use, copy, modify, distribute, display, perform, import, manufacture, have made, sell, offer to sell, exploit and sublicense such materials for the purpose of exercising Buyer’s rights, title and interest in the Work Product and Inventions set forth herein.
32.5 StarTek hereby agrees to acquire from every individual person, including but not limited to, employees, subcontractors, agents, Associates, representatives and other third parties who perform under this Agreement such assignments, rights and covenants as to assure that Cingular shall receive and have the ability to maintain all rights, title and interest in the Work Product and Inventions. StarTek hereby agrees to provide evidence of such duly executed documents to Cingular upon request.
33. Premises Visits
33.1. StarTek shall allow Cingular representatives, at no charge, to inspect the locations where Services are performed following at least twenty-four (24) hours prior notice to StarTek. Such inspection shall include, but is not limited to the opportunity to observe the performance of the Services and interview StarTek CSR’s who perform Services for Cingular as well as to answer and/or monitor live calls provided this activity does not significantly interfere with the primary Service activity.
34. Program Management
34.1. StarTek shall ensure that Cingular’s Projects have an Assigned team of StarTek supervisors and operations representatives. “Assigned” personnel shall mean individuals who will serve as Cingular’s primary points of contact in connection with the Services to be performed under an SOW.
34.2 At each location StarTek agrees to staff [*] of Cingular’s Project with [*] recruits [*] to enable best business practices are developed and Performance Standards are met. The [*] recruits requirement shall be evenly distributed between the CSR’s, floor supervisors, and the dedicated account management team at each site. StarTek agrees that all CSR’s assigned to Cingular Program shall be compensated [*].
34.4 [*]. The Director shall act as the day-to-day liaison with Cingular and shall be [*] to Cingular’s account. The Director shall be responsible for ensuring that StarTek is achieving the Performance Standards and will serve as Cingular’s primary point of contact. Staffing for this dedicated Director will be revaluated at [*] from the first day of Production in order to assess whether or not an additional Director is warranted.
34.5 StarTek’s program manager shall monitor daily activity to ensure that Program goals are met. The program manager shall audit the daily reports before sending said reports to Cingular daily to assure that accurate reports are received as noted in Exhibit 6. The program manager shall monitor the CSR’s on their program, assuring the Quality Assessment standards detailed in Section 57 are met.
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34.6 StarTek will provide monthly scorecards to the Operations Team and senior leadership, as outlined in Exhibit 4.
34.7 Program reviews will be conducted [*]. Dates, times and locations will be set in advance and agreed to by both parties. As a standard practice, StarTek will engage in continuous process improvement initiatives on behalf of the Cingular. These initiatives may provide various results, such as strengthening and improving the delivery of service and/or reducing talk times. The progress of any and all such initiatives will be a standard part of the quarterly review process.
34.8 Cingular Vendor Operations will define required daily operational reports for their respective location. Should Cingular Vendor Operations have a need for a custom report any cost associated with the creation of such report shall be borne by Cingular and charged at the Programming rate set forth in the applicable SOW. StarTek will provide a time and cost estimate and gain approval from the Cingular Vendor Operations prior to development.
35. Publicity
35.1 StarTek shall not use Cingular’s name or any language, pictures, or symbols which could, in Cingular’s judgment, imply Cingular’s identity or endorsement by Cingular or any of its employees in any (a) written, electronic, or oral advertising or presentation or (b) brochure, newsletter, book, electronic database, or other written material of whatever nature, without Cingular’s prior written consent (hereafter “Publicity Matters”). StarTek will submit to Cingular for written approval, prior to publication, all Publicity Matters that mention or display Cingular’s name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.
35.2 Furthermore, no license, express or implied, is granted to StarTek for any trademark, patent, copyright, trade secret or any other intellectual property or applications therefore which is now or may hereafter be owned by Cingular or any Cingular Supplier.
36. Purchases by Affiliates
36.1 StarTek agrees that an Affiliate may place a SOW with StarTek which incorporate the terms and conditions of this Agreement, and that the term “Cingular” shall be deemed to refer to an Affiliate when an Affiliate places a SOW with StarTek under this Agreement. If any Affiliate places a SOW under this Agreement, StarTek and such Affiliate shall separately negotiate the scope of work, the compensation, and other specifics, as appropriate. An Affiliate will be responsible for its own obligations, including but not limited to, all charges incurred in connection with such SOW. The parties agree that nothing in this Agreement will be construed as requiring Cingular to indemnify StarTek, or to otherwise be responsible, for any acts or omissions of an Affiliate, nor shall anything in this Agreement be construed as requiring an Affiliate to indemnify StarTek, or to otherwise be responsible, for the acts or omissions of Cingular. For the purposes of determining any applicable volume discounts of Cingular hereunder and pricing applicable to Cingular and its Affiliates, the volumes of Cingular and each Affiliate will be aggregated.
37. Quality Assessment
37.1 StarTek will provide enough Quality Assessment (“QA”) agents to CSR’s to meet the minimum number of observations monthly. Each CSR is monitored a [*] evaluations per [*] by both QA and Production staff/personnel and other informal evaluations as agreed upon by the parties based upon individual CSR performance. Supervisors are required to provide feedback within [*] of the actual call
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Agreement Number: GAMSA-STAR081106-00
for review with the CSR’s. Agents needing improvement will receive additional evaluations via various methods (side by side, additional monitoring, remote monitoring, double jacking, etc). QA agents will shadow CSR’s while on the call without the CSR being aware they are being monitored. Calibration sessions between StarTek QA agents, StarTek supervisors and Cingular representatives will be held [*] to ensure scoring and feedback to CSR’s is consistent. If StarTek fails to meet performance criteria described in this Section, StarTek will be advised of such deficiencies and StarTek will have [*] to bring performance back to objective’s standards. Cingular and StarTek may mutually agree to modify the standards upon written agreement signed by both parties.
37.2 Calibrating the scoring for the Quality Assessment Tool will be agreed upon in writing by Cingular and StarTek within [*] of the mutual execution of the Agreement.
37.3 Cingular will have the right to request removal of any CSR from performing the Services. Cingular may exercise this right by notifying StarTek in writing of Cingular’s desire to remove a particular CSR from its program. Thereafter, StarTek shall immediately take corrective action. Notwithstanding the foregoing, if mutually agreed between the parties, StarTek may take corrective action to remedy the defects in the performance of any CSR(s).
37.4 If, during a CSR observation, StarTek identifies conduct that is not in conformance with standards (i.e., providing incorrect information to a Cingular’s customer); StarTek shall immediately intervene with such CSR. As technology may become available at StarTek’s centers, StarTek shall provide system capability for Supervisors to instant message CSR’s while conducting quality observation.
38. Records and Audits
38.1 StarTek agrees that it will:
a. Maintain complete and accurate records related to the Services provided by StarTek to Cingular, including records of all amounts billable to and payments made by Cingular in accordance with generally accepted accounting principles and practices, uniformly and consistently applied in a format that will permit audit;
b. Retain such records and reasonable billing detail for a period of at least three (3) years from the date of final payment for Services;
c. Provide reasonable supporting documentation to Cingular concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute; and
d. Permit Cingular and its authorized representatives to inspect and audit during normal business hours the charges invoiced to Cingular. Should Cingular request an audit, StarTek will make available any pertinent records and files to Cingular during normal business hours at no additional charge.
39. Releases Void
39.1 Neither party shall require waivers or releases of any personnel or other representatives of the other in connection with visits to its premises, and no such releases or waivers shall be pleaded by either party in any action or proceeding.
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40. Remote Silent Monitoring
40.1. StarTek will provide unlimited unassisted monitoring to Cingular via StarTek’s quality monitoring system during hours in which Service is provided. StarTek shall further use a highly accessible toll-free remote monitoring function (or option to dial out) by providing remote monitoring for the performed hours of Services. Cingular and StarTek agree to develop a schedule for the hosted monitoring sessions. If technically available, StarTek shall make said function available to Cingular via a computer and modem to allow Cingular to watch the CSR or operator interact with StarTek’s computer screens. Cingular’s representatives will be permitted to monitor the performance of the StarTek’s CSR by auditory technology or through retrieving all non-archived call recordings and/or data from the switch without notice. Recordings of calls that have been archived will be accessible through StarTek’s Project Manager within 48 hours of Cingular’s request.
40.2 Quality reports and report summaries as agreed upon by the parties will be available at Cingular’s request for each CSR.
41. Representatives
41.1 Services performed under this Agreement are subject to contract administration activities by Cingular’s Representatives. Such activities include, but are not limited to, monitoring StarTek’s performance, Agreement interpretation, and amendment, maintenance of Agreement information in Cingular’s database, inspecting work performed, verifying work completion, and validating charges rendered on StarTeks invoices. All Services provided by StarTek under this Agreement are subject to such activities. In addition to or in lieu of Cingular’s Representative, contract administration activities may be performed by the individuals designated by Cingular’s Delegate, or as may be designated by Cingular in writing; provided that any such Cingular’s Delegate shall be subject to the confidentiality obligations contained herein and provided such Cingular’s Delegate is not a competitor or Seller.
41.2 Cingular’s Representative shall be the Contract Manager and the Cingular Contact listed in each SOW.
42. Reports
42.1 StarTek shall render [*] on or before the [*] containing the information detailed below. Completed reports shall be sent to the Cingular address specified in the Section entitled “Notices” with a copy to the Cingular Contact(s) listed in individual SOW(s). The following information shall be provided for each preceding quarter:
a. Calendar Year-To-Date total dollars invoiced.
43. Responsibilities — Cingular
43.1 Cingular will develop, maintain and update training materials for the applicable SOW and provide to StarTek. Cingular may request that StarTek provide updates to the training materials at the training curriculum development rate set forth in the appropriate SOW and subject to Exhibit 5 of the Agreement. Cingular is also responsible for the specifications. One complete set of all required software, technical notes, technical documentation and all additional training materials for all Products, and all updates, upgrades and revisions (collectively the “Training Materials”) thereto will be provided by Cingular to StarTek. All such materials shall remain the property of Cingular. Any StarTek modification to the Training Materials must be approved by Cingular and shall become property of Cingular.
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43.2 Cingular shall be responsible for providing access to StarTek. StarTek agrees that it shall request from Cingular confidential individual codes allowing access to Cingular systems (hereinafter, “User IDs”) for personnel requiring such access. These User IDs must be accurately requested through Cingular’s process by the second day of training.
43.3 Cingular will provide universal training IDs for each training workstation. These universal training IDs will provide CSRs in the training environment with access to all necessary systems for training. StarTek’s trainers will reset the passwords for the universal training IDs no later than the completion of training, prior to the StarTek CSRs being placed into the Production environment
43.4 Cingular will provide StarTek with the necessary User IDs [*] following notification of ID request. Cingular will internally escalate the ID request if the User IDs are not available within [*] prior to the start of Nesting.
43.5 In the event Cingular does not provide User IDs for StarTek CSRs as set forth herein or as otherwise mutually agreed upon in writing, CSRs ready for Nesting shall sign-in under AUX state and Cingular shall be billed at the applicable tenure Production Rate identified in the appropriate SOW. StarTek shall be excused from Performance Standards beginning the twenty-first (21st) day of training through the extended Nesting period as a result of the delayed receipt of User IDs.
43.6 All names and User IDs of CSRs that have left the Program will be provided by StarTek to the appropriate personnel within Cingular within two (2) business days of payroll separation or movement from the Cingular Program supported by StarTek. Cingular will provide StarTek with ID password re-set capabilities. Cingular will be responsible for the deactivation of the User IDs and as such, any unauthorized use of User IDs and passwords are the responsibility of Cingular after (2) business days from the receipt of deletions requests to appropriate Cingular personnel from StarTek. Individual User IDs will not be reused, shared, or transferred to other CSRs within StarTek for any reason, unless authorized by Cingular in writing. Cingular will provide User IDs with the appropriate level of authorization to enable the CSRs to fully perform their job responsibilities. Further, Cingular is responsible for all maintenance costs associated with User IDs to provide that system changes and maintenance do not adversely impact CSRs ability to perform as defined within a SOW.
44. Responsibilities — StarTek
44.1 StarTek will provide resources to answer all Customer Inquiries in accordance with the Performance Standards Outlined in this Agreement and in the applicable SOW. Customer Inquiries shall occur when a live CSR answers the call, and not upon the Customer reaching a voice response system.
44.2 StarTek shall take and handle inbound customer inquiries including, but not limited to, billing statements, adjustments, changes to features/services (e.g. up-selling services), changes of billing information, save desk (i.e., attempt to keep customer with the service and any other account maintenance functions) and other business customer care activities as may be directed by Cingular in the Specification in support of Cingular’s Program(s) (the “Services”).
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44.3 Except as otherwise set forth under “Special Considerations” in a SOW, StarTek will be responsible for supplying all personnel, facilities, tools, equipment, services and materials necessary to perform the Services in accordance with the terms and conditions set forth in this Agreement and in any SOW(s).
44.4 StarTek shall be responsible for the recruiting, hiring, and attrition training of required personnel to perform the Services described herein at no additional charge to Cingular. StarTek shall acquire resources that possess the appropriate skill sets for the work being performed. Except as set forth herein, or in “Special Considerations” in a SOW, StarTek shall be responsible for all costs associated with recruiting and hiring personnel required to perform the Services.
44.5 If requested by Cingular, StarTek agrees to provide adequate space, including but not limited to; security access including after hours access, telephone service, network connectivity to access Cingular applications, at any facility where the Services are to be performed to accommodate one full-time Cingular staff member (“Vendor Managers”).
44.6 StarTek will provide necessary hardware and software at StarTek’s site from the point of demarcation to switch for voice path communications.
44.7 StarTek shall require that personnel with access to Cingular’s network, systems, property, including information or assets sign an acknowledgement form documenting that personnel understand and agrees to safeguard against loss, damage, misuse, or theft of Cingular’s assets or property. StarTek shall maintain a complete file of all signed acknowledgement forms in accordance with the “Security Requirements for System or Network Access by Contractors” section of the Agreement. StarTek’s access to Cingular’s networks, systems, property and assets shall at all times be subject to the terms and conditions of the Agreement and any SOW.
44.8. It is StarTek’s responsibility to manage Customer escalations through StarTek’s management chain. Technical problems shall be forwarded to Cingular through the normal ticketing process.
44.9. StarTek shall pay [*] to deliver calls to StarTek’s location related to an SOW. Cingular shall be responsible for other voice and data charges. StarTek agrees to relinquish ownership at no cost to Cingular of any and all toll-free numbers associated with the Program to Cingular or another party specified by Cingular within [*] of Cingular’s request; provided that Cingular is current on all invoices.
44.10. StarTek agrees to relay to Cingular Contact / Vendor Manager Information relating to recurring problems, errors or other issues, and the recommended resolution of said problems, if applicable, discovered or developed in conjunction with any SOW so that such information may be added to Cingular’s CIQ customer care application.
44.11 StarTek CSR’s shall add call disposition and record notes to Cingular billing system, exclusive of wrong numbers, misrouted calls, and disconnected calls, or unless agreed to in writing by both parties prior to implementing a program that does not require call tracking.
44.12. StarTek will begin with a [*] and will migrate to a ratio of not more than [*] as StarTek gains performance and experience with the program.
44.13 StarTek will obtain Cingular’s written permission, which shall not be unreasonably withheld or delayed, prior to moving or expanding Services location to another site. The parties acknowledge and agree that any growth under a particular SOW may need to occur at facilities other than those designated. Each of StarTek’s locations utilized for delivery of the Services shall be equipped with telephone systems, computer systems, and various support tools, such as quality assurance tools, documentation and knowledge bases, to be used in the delivery of Services subject to this Section.
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44.14 The foregoing does not apply to changes from one (1) StarTek location to another in situations involving force majeure or disaster recovery, or where calls are handled at an additional or another StarTek location because of call volume, growth of the Program or other Program requirements (e.g. additional language requirements). In such cases, StarTek shall provide Cingular with two (2) weeks prior written notice, or notice as soon as reasonably possible. The parties will work together in good faith to resolve the situation.
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45. Security
45.1 StarTek shall conduct a background check for each individual providing Services to Cingular to identify whether the individual has been convicted of a felony. StarTek shall not assign to Cingular’s project(s) anyone convicted of a felony of any kind, or any misdemeanor relating to computer security, theft, violence, or fraud.
45.2 StarTek shall conduct a drug screen, at Cingular’s expense, on all individuals providing Services to Cingular. StarTek shall not assign to Cingular any personnel who fail the drug screen.
46. Severability
46.1 If any provision or any part of provision of this Agreement shall be invalid or unenforceable, such invalidity or non-enforceability shall not invalidate or render unenforceable any other portion of this Agreement. The entire Agreement will be construed as if it did not contain the particular invalid or unenforceable provision(s) and the rights and obligations of the StarTek and Cingular will be construed and enforced accordingly.
47. Survival of Obligations
47.1 Obligations and rights in connection with this Agreement which by their nature would continue beyond the Termination, Cancellation or expiration of this Agreement, including those in the sections entitled “Compliance With Laws,” “Infringement,” “Indemnity,” “Publicity,” “Severability,” “Information,” “Independent Contractor,” and “Warranty and Rebates,” will survive the Termination, Cancellation, or expiration of this Agreement.
48. Statement of Work (SOW)
48.1 This Agreement contemplates the future execution by Cingular and StarTek of one or more written SOW(s). Both parties shall execute each SOW. This Agreement and any applicable SOW(s) shall cover all transactions between Cingular and StarTek during the term of this Agreement unless the parties agree otherwise in writing.
Each request for Services shall be issued through a SOW which, at a minimum, shall specify the information outlined below:
(i)	A reference to this Agreement and a unique identifying number assigned by Cingular’s Representative;

(ii)	A detailed description of the Services StarTek shall perform;

(iii)	A statement defining all deliverables and their associated due dates; if applicable

(iv)	Procedures for acceptance testing, if applicable;

(v)	Cingular and StarTek’s contact names, addresses and telephone numbers;

(vi)	A list of expenses authorized for reimbursement by Cingular, and an explanation for each item;

(vii)	The maximum total expenditure authorized, meaning either (a) the total dollar amount authorized under the SOW, or (b) the total time limit for completing the project under the SOW;

(viii)	A statement defining the beginning and ending dates for the work to be performed;

(ix)	Acceptance procedures; and
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(x)	Signatures of representatives authorized by Cingular and StarTek to execute the SOW.
49. Taxes
49.1 StarTek may invoice Cingular the amount of any federal excise taxes or state or local sales taxes imposed upon the sale of Material or provision of Services as separate items, if applicable, listing the taxing jurisdiction imposing the tax. Installation, labor and other non-taxable charges must be separately stated. Cingular agrees to pay all applicable taxes to StarTek which are stated on and at the time the Material or Service invoice is submitted by StarTek. StarTek agrees to remit taxes to the appropriate taxing authorities.
49.2. StarTek agrees to pay, and to hold Cingular harmless from and against, any penalty, interest, additional tax, or other charge that may be levied or assessed as a result of the delay or failure of StarTek, for any reason, to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by StarTek. StarTek agrees to pay and to hold Cingular harmless from and against any penalty or sanction assessed as a result of StarTek doing business with any country subject to U.S. trade restrictions.
49.3 Following the issuance of a SOW, StarTek shall within twenty (20) days (but in no event later than two (2) weeks before commencement of work under the applicable SOW) present Cingular a schedule of taxes and fees that StarTek proposes to collect from Cingular. Upon Cingular’s request, the parties shall consult with respect to the basis and rates upon which StarTek shall pay any taxes or fees for which Cingular is obligated to reimburse StarTek under this Agreement. If Cingular determines that in its opinion any such taxes or fees are not payable or should be paid on a basis less than the full price or at rates less than the full tax rate, StarTek shall make payment in accordance with such determinations and Cingular shall be responsible for such determinations. If collection is sought by the taxing authority for a greater amount of taxes than that so determined by Cingular, StarTek shall promptly notify Cingular. StarTek shall cooperate with Cingular in contesting such determination, but Cingular shall be responsible and shall reimburse StarTek for any tax, interest, or penalty in excess of its determination. If Cingular desires to contest such collection, Cingular shall promptly notify StarTek. If Cingular determines that in its opinion it has reimbursed StarTek for sales or use taxes in excess of the amount which Cingular is obligated to reimburse StarTek, Cingular and StarTek shall consult to determine the appropriate method of recovery of such excess reimbursements. StarTek shall credit any excess reimbursements against tax reimbursements or other payments due from Cingular if and to the extent StarTek can make corresponding adjustments to its payments to the relevant tax authority. At Cingular’s request, StarTek shall timely file any claims for refund and any other documents required to recover any other excess reimbursements, and shall promptly remit to Cingular all such refunds (and interest) received.
49.4. If any taxing authority advises StarTek that it intends to audit StarTek with respect to any taxes for which Cingular is obligated to reimburse StarTek under this agreement, StarTek shall (1) promptly so notify Cingular, (2) afford Cingular an opportunity to participate on an equal basis with StarTek in such audit with respect to such taxes and (3) keep Cingular fully informed as to the progress of such audit. Each party shall bear its own expenses with respect to any such audit, and the responsibility for any additional tax, penalty or interest resulting from such audit shall be determined in accordance with the applicable provisions of this Section. StarTek’s failure to comply with the notification requirements of this section shall relieve Cingular of its responsibility to reimburse StarTek for taxes only if StarTek’s failure materially prejudiced Cingular’s ability to contest imposition or assessment of those taxes.
49.5 In addition to its rights under subparagraph (d) above with respect to any tax or tax controversy covered by this Tax Section, Cingular will be entitled to contest, pursuant to applicable law and tariffs, and at its own expense, any tax previously billed that it is ultimately obligated to pay. Cingular will be entitled to the benefit of any refund or recovery of amounts that it had previously paid resulting from such a contest. StarTek will cooperate in any such contest, provided that all costs and expenses incurred in obtaining a refund or credit for Cingular shall be paid by Cingular.
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49.6 If either Party is audited by a taxing authority or other governmental entity, the other Party agrees to reasonably cooperate with the Party being audited in order to respond to any audit inquiries in an appropriate and timely manner, so that the audit and any resulting controversy may be resolved expeditiously.
50. Technical Support
50.1 StarTek will provide, [*], full and complete technical assistance to Cingular for the Services covered by this Agreement, including ongoing technical support and field service and assistance, provision of technical bulletins and updated user manuals, and telephone assistance to assist with installation, operation, maintenance, and problem resolution. The availability or performance of this technical support will not be construed as altering or affecting StarTek’s obligations as set forth in the Section entitled “Warranty” or provided elsewhere in this Agreement. Field service and technical support, including emergency support (service affecting) will be provided [*]. StarTek will provide to Cingular and keep current an escalation document that includes names, titles and telephone numbers, including after-hours telephone numbers, of StarTek personnel responsible for providing technical support to Cingular. StarTek will maintain a streamlined escalation process to speed resolution of reported problems.
51. Term of Agreement
51.1 This Agreement shall commence on the Effective Date and, unless terminated or canceled as provided in this Agreement, shall remain in effect for three (3) years (the “Initial Term”).
51.2 After the Initial Term, this Agreement shall continue on a month to month basis until terminated by either party upon thirty (30) days prior written notice to the other setting forth the effective date of such termination. The termination, cancellation or expiration of this Agreement shall not affect the obligations of either party to the other party pursuant to any Order previously executed hereunder, and the terms and conditions of this Agreement shall continue to apply to such Order as if this Agreement had not been terminated or canceled.
52. Training
52.1 StarTek agrees that the successful performance of the Services as specified in this Agreement and any applicable SOW’s may require training that is specific to knowledge transfer to Cingular and Cingular’s personnel who are engaged hereunder. Such training shall be managed in accordance with the Agreement and shall be completed at no additional charge to Cingular other than as set forth in each SOW.
52.2 Any training of StarTek’s personnel for non-Cingular related activities or purposes will be at no charge to Cingular, including, but not limited to: trainer’s training time, trainees’ training time, professional fees, general expenses, materials or other direct or indirect training costs.
52.3 StarTek shall make sufficient copies of the Training Materials provided by Cingular to train StarTek’s representatives performing Services under this SOW. All Training Materials shall remain the sole property of Cingular, and shall not be used for any purpose other than the performance of the Services under this SOW. StarTek shall not make any changes to the training materials without the written consent of Cingular.
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52.4 StarTek agrees to provide initial training of StarTek’s new personnel and all retraining, ongoing soft-skills training, and customer service training at the rates set forth in each applicable SOW. If mutually agreed between the parties, Cingular may provide Cingular trainers for initial train-the-trainer training programs.
52.5. StarTek must obtain approval in writing from Cingular prior to commencing training initiatives where the training rate would be applied and prior to commencing activities that may negatively impact CSR productivity.
52.6 StarTek agrees to provide all attrition training at no additional.
52.7 Cingular will make best effort to provide updates to the Training Materials and any supplemental/modification training required at least thirty (30) days before the training is to be delivered within the center to review Training Materials, train trainers, and schedule training classes.
52.8 Cingular will revise the training agenda to include Training Material updates as well as on-line updates. Revised agendas shall be provided to StarTek monthly and will include all supplemental training
52.9 Cingular will provide on-line training via Cingular provided on-line tools. StarTek shall make sufficient copies of the Training Materials provided by Cingular to train StarTek’s representatives performing Services under a SOW at the rate set forth in Exhibit B. All Training Materials shall remain the sole property of Cingular, and shall not be used for any purpose other than the performance of the Services under a SOW. StarTek shall not make any changes to the Training Materials without the written consent of Cingular
52.10 Any additional language requirements will be handled through Exhibit 5 of the Agreement
52.11 Cingular may provide StarTek with complete functionality access to Cingular’s University Learning Management System. In the event Cingular does not provide StarTek with complete functionality access to Cingular University Learning Management System, StarTek’s training administrator will register CSRs into the Cingular University Learning Management System, billing tracker, and administer sign in sheets monthly at the clerical support rate set forth in the appropriate SOW.
52.12 Cingular may request that StarTek develop Training Materials for Cingular’s new Products subject to Exhibit 5 of the Agreement at the training curriculum development rate set forth in the appropriate SOW. All Training Materials developed by StarTek must be reviewed and approved in writing by Cingular prior to being used in training StarTek’s representatives performing the Services. All Training Materials developed by StarTek for Cingular and paid for by Cingular shall be considered “Work Product” as described in the Agreement, and shall be the sole property of Cingular.
53. Warranty
53.1 StarTek warrants to Cingular that any Services provided hereunder will be performed in a first-class, professional manner, in strict compliance with the Specifications, and with the care, skill and diligence, and in accordance with the applicable standards, currently recognized in StarTek’s profession or industry. If StarTek fails to meet applicable professional standards, StarTek will, without additional compensation, promptly correct or revise any errors or deficiencies in the Services furnished hereunder.
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53.2 StarTek represents and warrants that:
a.
(i) comply with all federal, state, and local laws, ordinances, regulations and orders, including, but not limited to, all laws prohibiting harassment or discrimination of any kind in the workplace and laws relating to health, safety and the environment and, as applicable, laws applicable to Federal Contractors with respect to its performance under this Agreement; (ii) file all required reports relating to such performance (including, without limitation, tax returns); (iii) pay all filing fees and federal, state and local taxes and government assessments applicable to StarTek’s business as the same become due; (iv) pay all amounts required under local, state and federal workers’ compensation acts, disability benefit acts, unemployment insurance acts and other employee benefit acts when due; (v) maintain in effect during the Term of this Agreement any and all federal, state and local licenses and permits which may be required of StarTek to conduct its business, and obtain all permits, including, but not limited to, fire and environmental necessary under this Agreement. StarTek shall provide Cingular with such documents and other supporting materials as Cingular may reasonably request to evidence StarTek’s continuing compliance with this Section. Cingular will not be responsible for any of the payments, obligations, taxes or benefits set forth in this Section.

b.	There are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on StarTek’s ability to fulfill its obligations under this Agreement;
c.
StarTek will immediately notify Cingular if, during the term of this Agreement, StarTek becomes aware of any action, suit, or proceeding, pending or threatened, which may have a material adverse effect on StarTek’s ability to fulfill the obligations under this Agreement or any SOW;

d.	StarTek has all necessary skills, rights, financial resources, and authority to enter into this Agreement and related SOW(s), including the authority to provide or license the Services;
e.	The Services will not infringe any patent, copyright, or other intellectual property;
f.	No consent, approval, or withholding of objection is required from any entity, including any governmental authority with respect to the entering into or the performance of this Agreement or any SOW;

g.	The Services will be provided free of any lien or encumbrance of any kind;
h.	StarTek will be fully responsible and liable for all acts, omissions, and Work performed by any of its representatives, including any subcontractor;
i.	All representatives, including subcontractors, will strictly comply with the provisions specified in this Agreement and any SOW; and,
j.	StarTek will strictly comply with the terms of this Agreement or SOW, including those specified in any Exhibits or Appendices thereto.
53.3 warranties will survive inspection, Acceptance, payment and use. These warranties will be in addition to all other warranties, express, implied or statutory. StarTek will defend, indemnify and hold Cingular harmless from and against all Liabilities for a breach of these warranties.
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53.4 If at any time during the warranty period for Services, Cingular believes there is a breach of any warranty Cingular will notify StarTek setting forth the nature of such claimed breach. StarTek shall promptly investigate such claimed breach and shall either (i) provide Information satisfactory to Cingular that no breach of warranty in fact occurred, or (ii) at no additional charge to Cingular, promptly use its best efforts to take such action as may be required to correct such breach.
53.5 If a breach of warranty has not been corrected within a commercially reasonable time, or if two (2) or more breaches of warranty occur in any sixty (60) day period, Cingular may Cancel the applicable SOW.
54. Workmanship
54.1 The services to be provided by StarTek under this Agreement shall proceed with promptness and shall be executed to Cingular’s satisfaction in accordance with the highest professional standards in the field. StarTek shall remove from the work, at Cingular’s request, any employee furnished by StarTek who is deemed, in Cingular’s opinion, to be incompetent, incapable, uncooperative, or otherwise unacceptable in the execution of the work to be performed under this Agreement. Such a request shall not be deemed a request that such employee be disciplined or discharged, nor shall it be deemed to be an adverse reflection on the character or abilities of such employee.
55. Work Done By Others
55.1 If any part of StarTek’s work is dependent upon services performed by others, StarTek shall inspect and promptly report to Cingular any defect that renders such other services unsuitable for StarTek’s proper performance. StarTek’s silence shall constitute approval of such other services as fit, proper and suitable for StarTek’s performance of its work. All obligations hereunder and to any SOW(s) shall remain in full force and effect with respect to any subcontracted parties.
56. Entire Agreement
56.1 The terms contained in this Agreement, and any SOW’s, including all appendices and subordinate documents attached to or referenced in the Agreement or any SOW’s, will constitute the entire integrated Agreement between StarTek and Cingular with regard to the subject matter herein. This Agreement will supersede all prior oral and written communications, agreements, and understandings of the parties, if any, with respect hereto. Acceptance of Material or Services, payment or any inaction by Cingular shall not constitute Cingular’s consent to or acceptance of any additional or different terms from that stated in this Agreement, except for terms in a SOW placed by Cingular and signed by both Parties. Estimates furnished by Cingular shall not constitute commitments.
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Agreement Number: GAMSA-STAR081106-00
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives:

[Supplier]	CINGULAR WIRELESS LLC On behalf of itself and its Affiliates

By:	By:

Name:	Name:

Title:	Title:

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Agreement Number: GAMSA-STAR081106-00
Exhibit 1
Executive Orders and Federal Regulations
Work under this Agreement may be subject to the provisions of certain Executive Orders, federal laws, state laws, and associated regulations governing performance of this contract including, but not limited to: Executive Order 11246, Executive Order 11625, Executive Order 11701, and Executive Order 12138, Section 503 of the Rehabilitation Act of 1973 as amended and the Vietnam Era Veteran’s Readjustment Assistance Act of 1974. To the extent that such Executive Orders, federal laws, state laws, and associated regulations apply to the work under this Agreement, and only to that extent, Supplier (also referred to as “Supplier”) agrees to comply with the provisions of all such Executive Orders, federal laws, state laws, and associated regulations, as now in force or as may be amended in the future, including, but not limited to the following:
1. EQUAL EMPLOYMENT OPPORTUNITY DUTIES AND PROVISIONS OF GOVERNMENT SUPPLIERS
In accordance with 41 C.F.R.§60-1.4(a), the parties incorporate herein by this reference the regulations and contract clauses required by that section, including but not limited to, Supplier’s agreement that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Supplier will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin.
2. AGREEMENT OF NON SEGREGATED FACILITIES
In accordance with 41 C.F.R. §60-1.8, Supplier agrees that it does not and will not maintain or provide for its employees any facilities segregated on the basis of race, color, religion, sex, or national origin at any of its establishments, and that it does not and will not permit its employees to perform their services at any location, under its control, where such segregated facilities are maintained. The term “facilities” as used herein means waiting rooms, work areas, restaurants and other eating areas, time clocks, rest rooms, wash rooms, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees; provided, that separate or single-user restroom and necessary dressing or sleeping areas shall be provided to assure privacy between the sexes.
3. AGREEMENT OF AFFIRMATIVE ACTION PROGRAM
Supplier agrees that it has developed and is maintaining an Affirmative Action Plan as required by 41 C.F.R. §60-1.4(b).
*Note- This note will serve for highlighted area 3&5. StarTek is not required by law to meet any of these outlined expectations. We will require that the needed verbiage be added by Cingular that deflects these requirements before signing this document.
4. AGREEMENT OF FILING
Supplier agrees that it will file, per current instructions, complete and accurate reports on Standard Form 100 (EE0-1), or such other forms as may be required under 41 C.F.R.§60-1.7(a).
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
5. AFFIRMATIVE ACTION FOR HANDICAPPED PERSONS AND DISABLED VETERANS, VETERANS OF THE VIETNAM ERA.
In accordance with 41 C.F.R.§60-250.20, and 41 C.F.R.§60-741.20, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of government contracts and subcontracts.
6. Executive Order 13201 Compliance
In accordance with 29 C.F.R. Part 470.2(b) the parties incorporate by reference the regulations and contract clauses required by those provisions to be made a part of covered subcontracts and purchase orders and Supplier agrees to comply with the provisions of 29 CFR Part 470.
7. UTILIZATION OF SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS CONCERNS
As prescribed in 48 C.F.R., Ch. 1, 19.708(a):
(a)
It is the policy of the United states that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and sub-contracts for systems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime Suppliers establish procedures to ensure the timely payment amounts due pursuant to the terms of the subcontracts with small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women.

(b)
The Supplier hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Supplier further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Supplier’s compliance with this clause.

(c)
As used in this contract, the term small business concern shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term small business concern owned and controlled by socially and economically disadvantaged individuals shall mean a small business concern which is at least 51 percent unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 percent of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and (2) whose management and daily business operations are controlled by one or more such individuals. This term also means small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CRF part 124. The Supplier shall presume that socially and economically disadvantaged individual include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small business Act. The Supplier shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
(d)
The term “small business concern owned and controlled by women” shall mean a small business concern (i) which is at least 51 percent owned by one or more women, or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women, and (ii) whose management and daily business operations are controlled by one or more women; and

(e)
Suppliers acting in good faith may rely on written representations by their sub-Suppliers regarding their status as a small business concern, a small business concern owned and controlled by socially and economically disadvantage individuals or a small business concern owned and controlled by women.

8. SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS SUB-CONTRACTING PLAN. The sub-Supplier will adopt a plan similar to the plan required by 48 CFR Ch. 1 at 52.219-9.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
Exhibit 2
Security Requirements
Contractors must comply with these security requirements (“Requirements”) to have access to Cingular’s computers, computer peripherals, computer communications networks, computer systems/applications/software, network elements and their support systems, and the information stored, transmitted, or processed using these resources (“Information Resources.”) “Contractor” means a person or business entity with a written agreement (“Agreement”) to perform services for Cingular. “User” means any individual performing services under the Agreement, whether as an employee, approved subcontractor, or agent of Contractor. “Cingular Sponsor” means the Cingular management employee responsible for the oversight of the services provided by Contractor.
These Requirements apply to Contractors and Users performing services on Cingular premises or remotely accessing Cingular infrastructure, systems or applications using Cingular-provisioned client-VPN and to those providing services to Cingular that are hosted external to Cingular premises.
A. Compliance with Law and General Policy. Contractors must comply with the “Cingular Corporate Information Security Policy” as set forth on Attachment 1. Contractors must protect Cingular Information Resources and Cingular proprietary or confidential data or information in accordance with the terms and conditions of the Agreement (including any separate confidentiality agreements), and must comply with all applicable international, federal, state, and local laws and regulations related to use of Information Resources and protection of Cingular’s data or information. Contractor is responsible for ensuring that all Users it employs or contracts with comply with these Requirements. Additionally, regarding its Users, Contractor shall:
1.	Ensure that all Users are covered by a legally binding obligation that protects Cingular’s proprietary and confidential information and are briefed on these Requirements.

2.
Perform a criminal background check on each User prior to allowing the User to access an Information Resource, and not allow such access if the User has been convicted of or is currently awaiting trial for a felony offense or a misdemeanor related to computer security, theft, fraud or violence.

3.	Not subcontract any part of the work under the Agreement whereby a subcontractor will have access to Cingular’s Information Resources without written approval of Cingular.
B. Audits. Upon at least one week’s notice from Cingular, and subject to reasonable security requirements of Contractor, Contractor shall provide Cingular’s designated representatives, if under a commercially reasonable nondisclosure agreement with both Cingular and Contractor, with access to and any assistance that it may require with respect to the Contractor’s facilities, systems and software for the purpose of performing commercially reasonable tests and audits to determine compliance with these Requirements, including intellectual property audits if applicable, data privacy and security audits, and audits or inspections of the services and related operational processes and procedures, and access to any SAS-70 audits performed during the term of the Agreement. If Contractor is advised that it is not in compliance with any aspect of these Requirements, Contractor shall promptly take actions to comply with the audit findings. If Contractor is substantially in nonconformance with the foregoing, in addition to any remedies that Cingular may have, Contractor shall bear the reasonable cost of a re-audit after Contractor indicates to Sponsor that the audit findings have been remedied. Cingular may audit or inspect any computer hardware or software used by Users in the performance of work for Cingular, and may periodically review or monitor any use of Information Resources by User. Any User using Cingular Information Resources in an inappropriate manner may be subject to removal from the Cingular account, and to any other legal remedies Cingular may have.
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
C. Privacy of Customer Information. Contractor acknowledges that information regarding Cingular’s customers and personnel, such as their account information, (including by way of example, name, address, telephone number, credit card information or social security number) (“Customer Information”) are subject to certain privacy laws and regulations, as well as the requirements of Cingular. Such Customer Information is to be considered private, sensitive and confidential. Accordingly, with respect to Customer Information, Contractor agrees it shall not:
1. Use Customer Information for any purpose except as expressly authorized by Cingular in writing;
2. Disclose Customer Information to any party except as expressly authorized by Cingular in writing;
3. Incorporate Customer Information into any database other than in a database maintained exclusively for the storage of Cingular’s Customer Information;
4. Sale, license or lease Customer Information to any other party;
5. Allow access to Customer Information only to those employees of Contractor with a need to know and for use only for the purposes set forth in the Agreement.
D. Notification of Security Breach. Contractor will immediately notify Cingular Sponsor of any breach of these Requirements, including any breach that allows or could allow a third party to have access to any Customer Information, including but not limited to the following:
Social Security Number
Driver License Number
Home Address
Credit or debit card numbers
Date of birth
Visa / passport number
Bank account numbers
Mother’s maiden name
Application PIN or password
Tax identification number
Credit information
Cingular Account Information
E. VISA Cardholder Information Security Program (CISP)
If applicable, Contractor shall adhere to all Payment Card Industry (PCI) Data Security Standard Requirements (VISA), as may be modified, for storing, processing, and transmitting credit card or debit cardholder information on behalf of Cingular Wireless. Security requirements apply to all “system components” which is defined as any network component or server, or application included or connected to the Cingular Customer Cardholder data environment. Network components include, but are not limited to firewalls, switches, routers, wireless access points, network appliances, or other appliances. Servers include, but not limited to, web database, authentication, and DNS mail proxy. Applications include all purchased and custom applications including internal and external web applications.

Agreement Number: GAMSA-STAR081106-00
In the event that Contractor causes harm due to negligence or compromises a Cingular Wireless customer’s cardholder information, it shall be liable for all penalties, or expenses incurred as a result of such a compromise.
For detailed information regarding the Visa Cardholder information Security Program, see the following web page: http://usa.visa.com/business/accepting_visa/ops_risk_management/cisp.html?ep=v_sym_cisp
To view the Payment Card Industry (PCI) Data Security Program requirements, navigate to “PCI Data Security Standard” and open the PDF.
F. Return or Destruction of Data. At the termination or expiration of the Agreement or when there is no longer a business need or data retention requirement, or at the request of Cingular, and in accordance with all laws, Contractor will either return, or purge and destroy at Cingular’s direction, all Cingular data, including Customer Information from Contractor’s and User’s own information resources, according to Cingular standards, and will notify Cingular when this has been accomplished.
G. Changes. These Requirements are subject to change and revision by Cingular from time to time. Cingular is responsible for advising Contractor of any changes. Contractor is responsible for complying with the revised Requirements. If Contractor is unable to comply with the Requirements as revised, it may seek a waiver within a reasonable time following the notification of change.
H. Waiver and Effect. By accepting these Requirements, Contractor agrees to comply fully with all the Requirements. If Contractor wishes to provide Cingular with services that are not in full compliance with the Requirements, it shall request and negotiate with the Cingular Sponsor a written waiver.
I. Remedies. Failure of Contractor to comply with the Requirements may result in Cingular’s terminating the Agreement and exercising any other legal rights it may have.
J. Conflicts/Non-Integration. These Requirements are intended to supplement and not replace any written agreements that the Contractor may enter into with Cingular. In the event of a conflict between these Requirements and a signed written agreement between the parties, the signed written agreement shall control. In the event there is a conflict between these Requirements and any oral agreement between the parties, these Requirements shall control.

Agreement Number: GAMSA-STAR081106-00
Exhibit 3
Cingular Corporate Information Security Policy
Compliance by Business Partners, Vendors, Contractors
It is the policy of Cingular Wireless to take active steps to ascertain any identified or suspected risks to the electronic information and services of the company through the use of, providing external access to, outsourcing to or employment of Suppliers. Acceptance of this exhibit provided an explicit assertion of compliance with each of the individual provisions as enumerated within this exhibit.
Security Compliance Requirements
Wireless Network Access

WNA.1.	[*]
WNA.2.	[*]
WNA.3.	[*]
WNA.4.	[*]
WNA.5.	[*]
WNA.6.	[*]
WNA.7.	[*]
Virus Detection and Management

VDM.1.	[*]
VDM.2.	[*]
VDM.3.	[*]
User Identity (Requirements)

UIR.1.	[*]
UIR.2.	[*]
UIR.3.	[*]
UIR.4.	[*]
UIR.5.	[*]
UIR.6.	[*]
UIR.7.	[*]
UIR.8.	[*]
UIR.9.	[*]
Strong Authentication (Requirements)

SAR.1.	[*]
SAR.2.	[*]
Remote Network Access

RNA.1	[*]

Agreement Number: GAMSA-STAR081106-00
Passwords

PWR.1	[*]
PWR.2	[*]
PWR.3	[*]:
• [*]
• [*]
• [*]
PWR.4	[*]:
• [*],
• [*],
• [*],
• [*],
• [*],
• [*],
• [*].
PWR.5	[*]
PWR.6	[*]
PWR.7	[*]
PWR.8	[*]
PWR.9	[*]
PWR.10	[*]
PWR.11	[*]
PWR.12	[*]
PWR.13	[*]
PWR.14	[*]
PWR.15	[*]
PWR.16	[*]
Encryption

ENR.1	[*]
ENR.2	[*]
ENR.3	[*]
ENR.4	[*]
ENR.5	[*]
ENR.6	[*]
ENR.7	[*]
ENR.8	[*]
ENR.9	[*]
System Access Policy: Authentication, Authorization, Revocation

SYR.1	[*]
SYR.2	[*]
SYR.3	[*]
SYR.4	[*]
SYR.5	[*]
SYR.6	[*]
SYR.7	[*]
SYR.8	[*]
SYR.9	[*]

Agreement Number: GAMSA-STAR081106-00

SYR.10	[*]
SYR.11	[*]
Security Change Management

SYR.12	[*]
SYR.13	[*]:
• [*]
• [*]
• [*]
• [*]
• [*]
• [*]
• [*]
• [*]
• [*]
• [*]

Agreement Number: GAMSA-STAR081106-00
Exhibit 4
Monthly Scorecard Format
(Sample Data)
[Table*]
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
Exhibit 5
Management Procedures for Change in Scope
10
Cingular shall have the right to make changes in the scope of the work and Specification to be performed under this Order as set forth in this Exhibit A. All changes shall be authorized in writing by Cingular Contact through a Project Change Notice.

11	Supplier shall not make any changes in the scope of the work or Specification to be performed under this Order which have not been authorized in writing by the Cingular Contact.

12
If Supplier receives instructions, directions or requests to make any change or changes that will result in a change in the scope of the work to be performed under this Order from anyone other than the Cingular Contact, Supplier shall promptly notify the Cingular Contact and provide a description of the proposed change, or changes, the length of the delay, if any, that will result from the change or changes and the increased cost, if any, that will result from such change or changes.

13
If Supplier receives instructions, directions, or requests from Cingular Contact to make any change or changes that will result in a change in the scope of the work to be performed under this Order, Supplier shall reasonably promptly provide Cingular Contact with the length of the delay, if any, that will result from the change or changes and the increased cost, if any, that will result from such change or changes. Supplier shall not proceed to implement any such change without the written agreement of Cingular Contact and Supplier. To the extent the development work is delayed as a result of Supplier having no written authority to proceed with a change or changes to the development project, Supplier shall not be responsible therefore. Any such changes that are made by Supplier without written approval of Cingular Contact, other than at the urging or other affirmative act by the Cingular Contact, shall not excuse any delay in a delivery date or form the basis for any claim or rationale to increase Supplier’s pricing.

14
Any delays indirectly or directly affecting the dates in the Deliverables Matrix that are approved in writing by the Cingular Contact shall be excused, and any increase in the cost must be approved in writing by the Cingular Contact and shall be added to the Supplier’s price.

15
Notwithstanding any other provision herein, Supplier shall not be obligated to make any change to this Order that would cause Supplier to violate any law, rule or regulation; would cause Supplier to violate any contractual obligation of Supplier; or for which the timing and price related to such change cannot be agreed upon by the parties.

PROJECT CHANGE NOTICE NEXT PAGE
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
[Exhibit 5 continued]
PROJECT CHANGE NOTICE
DATE:
CLIENT:
PROJECT:

DESCRIPTION OF CHANGE:
ALL SUPPORTING MATERIALS ATTACHED? YES ☐ NO ☐
DATE:

DATE:
IMPLEMENTATION PLAN? YES ☐    NO ☐

COST OF CHANGE (if any):      $
DATE: APPROVALS

Supplier Telemarketing Corporation	Cingular Wireless, LLC

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

Proprietary Information
The information contained herein is not for use or disclosure outside CINGULAR, supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

Agreement Number: GAMSA-STAR081106-00
Exhibit 6
ACD Report Data
From Vendor

Column A Switch/Site Level Data	Column B Split Level Data	Column C Agent Level Data

Timestamp CDN Number CDN Name Call Answered Calls Abandoned Calls Ans Aft Thres Tot Answered Delay	Timestamp
ACD Number
ACD Name
Calls Answered
Calls Abandoned
DN Calls In
DN Calls Out
Num Ans After Thres
Total Answer Delay
ACD Talk Time
Not Ready Time
Incoming DN Time
Outgoing DN Time
Wait Time
Hold Time
Busy Time
DN Calls Transferred
ACD Calls Xfered
Total Login Time
Num Short Calls
Timestamp
Agent ID
Agent Name
ACD-DN Number
ACD-DN Name
Calls Answered
Acd Calls XFered
In DN Calls
Out DN Calls
DN Calls XFered
Short Calls
Total ACD Talk Time
Total Not Ready Time
Total In DN Time
Total Out DN Time
Total Wait Time
Total Hold Time
Total Login Time
Proprietary Information
The information contained herein is not for use or disclosure outside CINGULAR, supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

Agreement Number: GAMSA-STAR081106-00
Exhibit 7(a)
PRIME SUPPLIER
MBE/WBE/DVBE PARTICIPATION PLAN
PRIME SUPPLIER NAME ______________________
ADDRESS: ______________________
TELEPHONE NUMBER: ______________________
DESCRIBE GOODS OR SERVICES BEING PROVIDED UNDER THIS AGREEMENT:

DESCRIBE YOUR M/WBE-DVBE OR SUPPLIER DIVERSITY PROGRAM AND THE PERSONNEL DEDICATED TO THAT PROGRAM:

THE FOLLOWING, TOGETHER WITH ANY ATTACHMENTS IS SUBMITTED AS AN MBE/WBE/DVBE PARTICIPATION PLAN.
1.	GOALS
A.	WHAT ARE YOUR MBE/WBE/DVBE PARTICIPATION GOALS?
•	MINORITY BUSINESS ENTERPRISES (MBEs) ______________________%

•	WOMEN BUSINESS ENTERPRISES (WBEs) ______________________%

•	DISABLED VETERANS BUSINESS ______________________% ENTERPRISES (DVBEs)
B.	WHAT IS THE ESTIMATED ANNUAL VALUE OF THIS CONTRACT WITH CINGULAR WIRELESS? ______________________

C.	WHAT ARE THE DOLLAR AMOUNTS OF YOUR PROJECTED MBE/WBE/DVBE PURCHASES?
•	MINORITY BUSINESS ENTERPRISES (MBEs) ______________________

•	WOMEN BUSINESS ENTERPRISES (WBEs) ______________________

•	DISABLED VETERANS BUSINESS ______________________ ENTERPRISES (DVBEs)
Proprietary Information
The information contained herein is not for use or disclosure outside CINGULAR, supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

Agreement Number: GAMSA-STAR081106-00
*SEE MBE/WBE/DVBE CANCELLATION CLAUSE IN AGREEMENT FOR DEFINITIONS OF MBE, WBE, AND DVBE*
2.	LIST THE PRINCIPAL GOODS AND/OR SERVICES TO BE SUBCONTRACTED TO MBE/WBE/DVBEs OR DELIVERED THROUGH MBE/WBE/DVBE VALUE ADDED RESELLERS.

DETAILED PLAN FOR USE OF M/WBEs-DVBEs AS SUBCONTRACTORS, DISTRIBUTORS, VALUE ADDED RESELLERS
For every product and service you intend to use, provide the following information:
(Attach additional sheets if necessary)

	Classification	Products/Services
Company name	(MBE/WBE/DVBE)	to be provided	$ Value	Date to Begin

3.
SELLER AGREES THAT IT WILL MAINTAIN ALL NECESSARY DOCUMENTS AND RECORDS TO SUPPORT ITS EFFORTS TO ACHIEVE ITS MBE/WBE/DVBE PARTICIPATION GOAL (S). SELLER ALSO ACKNOWLEDGES THE FACT THAT IT IS RESPONSIBLE FOR IDENTIFYING, SOLICITING AND QUALIFYING MBE/WBE/DVBE SUBCONTRACTORS, DISTRIBUTORS AND VALUE ADDED RESELLERS.

4.	THE FOLLOWING INDIVIDUAL, ACTING IN THE CAPACITY OF MBE/WBE/DVBE COORDINATOR FOR SELLER, WILL:
•	ADMINISTER THE MBE/WBE/DVBE PARTICIPATION PLAN,

•	SUBMIT SUMMARY REPORTS, AND

•	COOPERATE IN ANY STUDIES OR SURVEYS AS MAY BE REQUIRED IN ORDER TO DETERMINE THE EXTENT OF COMPLIANCE BY THE SELLER WITH THE PARTICIPATION PLAN.

NAME: (PRINTED)

TITLE:

TELEPHONE NUMBER:

AUTHORIZED SIGNATURE:

DATE:
Proprietary Information
The information contained herein is not for use or disclosure outside CINGULAR, supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.

Agreement Number: GAMSA-STAR081106-00
Exhibit 7(b)
[Report Form*]
PRIVATE/PROPRIETARY/LOCK
Contains private and/or proprietary information. May not be used or disclosed outside Cingular or Supplier except pursuant to a written Agreement.

Agreement Number: GAMSA-STAR081106-00
VALUE ADDED RESELLER* RESULTS
*Supplier who purchases products/services from an original equipment manufacturer or other prime supplier for resale and provides enhancements or added value
To the basic product. (Attach additional sheets if necessary)

6.	[*] :	[*] :

Name:

Address:

City, State, Zip:

Telephone:

Goods or Services:

	[*] :	[*] :
Name:

Address:

City,State Zip:

Telephone:

Goods or Services:

Proprietary Information
The information contained herein is not for use or disclosure outside CINGULAR, supplier, their affiliated and subsidiary companies, and their third party representatives, except under written agreement.